EXHIBIT 10.4

                          PENTOXIFYLLINE AGREEMENT


          THIS AGREEMENT (the "Agreement"), effective this 1st day of January 1997 (the "Effective Date"), is by and between HOECHST MARION ROUSSEL, INC., a Delaware corporation ("HMRI"), and COPLEY PHARMACEUTICAL, INC., a Delaware corporation ("COPLEY").

W I T N E S S E T H:

         WHEREAS, HMRI is engaged in the manufacture, for the United States of America market, of pentoxifylline in finished dosage forms (the "Product" or "Products") pursuant to New Drug Application #18-631 (the "NDA"), and

         WHEREAS, COPLEY desires to purchase and market the Products, under its own name in the Territory (as hereinafter defined), and

         WHEREAS, HMRI desires to supply Product to COPLEY, upon the terms and conditions provided herein.

         NOW THEREFORE, the parties hereto agree as follows:

1.  MANUFACTURE, PURCHASE AND SALE OF PRODUCT, AND HMRI REVENUE SHARE

   1.1 Purchase and Sale. Pursuant to the terms and conditions of this Agreement consistent with 21 CFR 314.70(d)(4), HMRI agrees to manufacture exclusively for COPLEY, during the Term (as defined in Section 11.1 hereof) of this Agreement, the 400 mg strength of HMRI's pentoxifylline formulation, for sale by COPLEY to the trade in the Territory under the COPLEY label only. For the Term, and thereafter in the event of renewal or extension (as set forth in Section 11 hereof), COPLEY agrees to purchase all of its requirements for the Product for sale in the Territory from HMRI and HMRI agrees to supply all of COPLEY's requirements for the Product. It is understood by the parties that the Product is produced in campaigns of a minimum quantity set forth in
Schedule 1.1 of this Agreement (the "Minimum Quantity"). Regardless of COPLEY's requirements under this Section 1.1, COPLEY hereby agrees to place firm and binding orders for, and to purchase and take delivery from HMRI of, quantities of the Product and any multiples thereof to be delivered to COPLEY in each calender month during the Term of this Agreement that are not less than the Minimum Quantity. The parties acknowledge that shipments of the Product by HMRI may vary from the Minimum Quantity by up to ten percent more or less than the Minimum Quantity. The first commercial launch date for the Product shall be determined at the sole discretion of HMRI; provided, however, that HMRI must allow COPLEY to proceed with such commercial launch in the event that the Product becomes or is about to become subject to multi-source competition. Those quantities ordered on a firm basis by COPLEY prior to the first Product commercial launch date (not to exceed [21 batches]) which have less than 12 months of remaining shelf life at the time of the first Product commercial launch date (based on Product dating) shall be credited and/or replaced by HMRI with new quantities at no additional cost to COPLEY.


<PAGE 2>

   1.2 Product Specifications and Manufacturing Technology Transfer Option. HMRI will manufacture the Product for COPLEY in oblong, scored tablets in strengths and colors as follows:

                 Strength:                        COPLEY Generic

                  400 mg                              White

          The Product shall meet the specifications set forth in the NDA, as such specifications may be changed from time to time. HMRI shall on a timely basis advise COPLEY of any changes made with respect to the NDA.

   1.3 Labeling and Packaging. COPLEY shall be responsible for all the cost of developing packaging and labeling for the Product which shall be consistent with the U.S. Food and Drug Administration (the "FDA") approved labeling for the Products, and shall be in dosage strengths and colors as set forth in
Section 1.2 herein and in packaging configurations as subsequently mutually agreed upon by the parties. COPLEY agrees to develop Product labeling and packaging configurations consistent with the reasonable request of HMRI.

   1.4 Rolling Forecasts and Orders. On a monthly basis COPLEY will provide HMRI with 12-month rolling forecasts by package size (SKU) and by distributor. The first rolling forecast will be due upon execution of this Agreement.

         COPLEY will be obligated to place orders and purchase from HMRI the following:

           a. 100% of the amounts forecast for the first three months of each rolling forecast; and

           b. 50% of the amounts forecast for months four, five and six of each rolling forecast.

         Each purchase order shall contain a shipment date in accordance with HMRI's manufacturing lead time of twelve (12) weeks, and be subject to the provisions of Section 9 hereof. COPLEY will supply HMRI with monthly sales summaries by class of trade at HMRI's request.

   1.5 Cost of Goods and Payment. As of the Effective Date, and thereafter annually in January of each subsequent calendar year during the Term of this Agreement, HMRI shall provide to COPLEY cost of goods pricing for the Products during that calendar year. HMRI cost of goods pricing provided to COPLEY for each calendar year subsequent to the initial pricing provided in Exhibit A of

<PAGE 3>

this Agreement shall be accompanied by such reasonable detail and documentation as to enable COPLEY to understand the basis for such pricing. The pricing shall include material costs (including, but not limited to, bulk active ingredient costs which bulk active costs shall include a reasonable profit margin to HMRI to be negotiated based upon quotes from qualified, bona fide sources), manufacturing charges and packaging costs on a fully allocated basis according to generally accepted accounting principles. HMRI's cost of goods pricing to COPLEY during 1997 for packaged finished goods FOB Bridgewater, New Jersey shall be as set forth in Exhibit A, attached hereto and made a part hereof. Notwithstanding the foregoing sentence, the parties understand that HMRI may move its production site for any Product to a different site and that in such event Exhibit A will be amended to reflect HMRI's cost of goods pricing to COPLEY at such new production site. COPLEY agrees to pay the invoice amount for the Products ordered by COPLEY. Terms of payment shall be open account, net forty-five (45) days from the later of receipt of invoice or shipment of the Product. For the initial Product commercial stocking period, terms of payment shall be open account, net sixty
(60) days from first Product commercial launch date.

   1.6 Advertising/Marketing/Sales Costs and Product Pricing. COPLEY shall be responsible for all advertising, marketing and sales costs associated with Product distribution. COPLEY will have complete authority for all pricing decisions for the Product sold by COPLEY. COPLEY agrees to keep HMRI reasonably informed of price changes in excess of twenty-five percent (25%) or such other percentage as mutually agreed to by the parties.

   1.7 HMRI Net Profit Margin Share. The parties agree that HMRI shall receive, on a monthly basis following COPLEY's market introduction of the Product, payments from COPLEY which shall be equal to [*] of the COPLEY Net Profit Margin realized on sales of any Product in the Territory during each preceding calendar month or, if applicable, be charged [*] of any loss realized on sales of any Product in the Territory during each preceding calendar month. For the purposes of this Section 1.7, COPLEY Net Profit Margin shall mean COPLEY Product gross sales less actual chargebacks, rebates, price adjustments, returns and cash discounts and less cost of goods as set forth in
Section 1.5 herein. Exhibit B, attached hereto and made a part hereof, sets forth the method of calculation of HMRI Net Profit Margin Share. The monthly payments contemplated by this Section 1.7 shall be made by check delivered to HMRI not later than ninety (90) days following the close of each calendar month during the Term of this Agreement.


[*] Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.



<PAGE 4>

2.  TERRITORY

    This Agreement encompasses only the United States of America and its possessions and territories including Puerto Rico (the "Territory") and gives COPLEY the right to market to all classes of trade in the Territory.

3.  REGULATORY MATTERS

   3.1 FDA Approval. HMRI represents and warrants that the Product is approved by the FDA for the uses set forth in HMRI's labeling. COPLEY and HMRI agree to take all necessary action to obtain and maintain any approvals necessary to permit COPLEY to sell the Product under its own name in the Territory in compliance with applicable federal and state drug laws. HMRI and COPLEY agree to coordinate with each other concerning all changes to Product labeling.

   3.2 Regulatory Correspondence. COPLEY and HMRI shall make available to each other, within three (3) days of receipt, regulatory correspondence covering the following issues: regulatory letters, Product recalls, withdrawal of Product, and correspondence bearing on the safety and efficacy of the Product.

   3.3 Product Inquiries and Complaints/Recalls. COPLEY will promptly submit to HMRI all Product safety and efficacy inquiries, Product quality complaints and adverse drug event (ADE) reports received by it, together with all available evidence and other information relating thereto. Except as otherwise required by law or governmental regulation, HMRI will be responsible for investigating and responding to all such inquiries, complaints and adverse events regarding the Product. It shall be the exclusive responsibility of HMRI to comply with all federal, state and local governmental reporting requirements regarding ADEs and Product quality matters, except where such events or matters are caused solely by acts or omissions of COPLEY, in which case HMRI may, consistent with applicable law and regulation, request COPLEY's assistance in such compliance. HMRI will forward a copy of all FDA submissions concerning Product ADEs or any Product safety-related topic to COPLEY within ten (10) working days of submission. In the event of a dispute in respect of the therapeutic action or quality of the Product: (i) if the dispute involves only COPLEY and a subsequent purchaser then COPLEY and HMRI shall consult prior to any compromise or settlement of such dispute; and (ii) if the dispute involves COPLEY, HMRI and a subsequent purchaser then both parties must consent prior to any compromise or settlement of such dispute. COPLEY shall be responsible for forwarding recall materials received from HMRI designed to recover Products distributed by it and its private label customers in the event of a recall. Expenses associated with a recall are to be borne by the party at fault.

   3.4 Quality Assurance. In order to facilitate quality assurance activities with respect to the Product, HMRI agrees to (a) allow COPLEY at least once per year at mutually agreeable times to inspect/audit HMRI's facilities and records pertaining to manufacture, testing, storage and packaging for compliance with Good Manufacturing Practice, 21 CFR 211, and (b) supply to COPLEY the results of all stability testing for the Product. COPLEY agrees to allow HMRI at least once per year at mutually agreeable times to inspect/audit COPLEY's facilities and records pertaining to storage and distribution for compliance with Good Manufacturing Practice, 21 CFR 221.


<PAGE 5>

   3.5 Additional Information. COPLEY shall provide to HMRI in a timely manner, but in no event less than thirty (30) days prior to the due date of HMRI's annual report to the FDA with respect to the Product, all information which HMRI requests regarding the Product in order to comply with applicable federal and state drug laws. Such information shall include, without limitation, quantities of the Product sold. COPLEY shall be responsible for assuring that all promotional material produced by it relating to the Product comply with federal, state and local law. COPLEY shall provide to HMRI prior to first use copies of all advertising, promotional material, labeling and other literature used on, or in connection with, the Product. HMRI shall supply to COPLEY on a timely basis a copy of said FDA annual report.

4.  PROPRIETARY RIGHTS AND TRADEMARKS

    HMRI retains ownership of the NDA and any supplements thereto. HMRI is the owner of certain proprietary information (the "Proprietary Rights") used in connection with the manufacturing, sale and distribution of pentoxifylline pharmaceutical preparations. No such Proprietary Rights are being assigned, licensed or otherwise transferred hereunder, and COPLEY acknowledges that it shall have no rights hereunder to any such Proprietary Rights and hereby agrees that it shall not contest or dispute the validity of or title to any of such Proprietary Rights. Without limiting the generality of the foregoing, COPLEY agrees it shall not take or cooperate in litigation or threatened litigation which might or is intended to impair or attack such Proprietary Rights or which questions the paramount interest of HMRI or its affiliates, licensees or assignees in the same. COPLEY and its private label customers shall market the Product under their own trade names and trademarks, which shall not be confusingly similar to the trademark of HMRI for its pentoxifylline product.

5.  SECRECY

    Except for literature and information intended for disclosure to customers, each party will treat as confidential all technical and commercial information acquired by it from the other party under this Agreement and will take all necessary precautions to assure the secrecy of such confidential information. Each party agrees to return to the other party upon the expiration or termination of this Agreement all confidential technical and commercial literature, data, and information acquired from the other party. Neither party shall, during the term of this Agreement or for ten (10) years thereafter, without the express prior written consent of the other party, use or disclose any such information received by it from the other party pursuant to the transactions contemplated by this Agreement for any purpose whatsoever.

6.  WARRANTY

    HMRI warrants that the Product manufactured by HMRI and sold to COPLEY pursuant to this Agreement will meet the specifications for Product set forth in the NDA in effect at the time of such shipment. HMRI reserves the right to amend such specifications from time to time at the sole discretion of HMRI; provided that COPLEY is provided with written notice within a commercially reasonable period of time in advance in order to effect any necessary marketing or other changes and, provided further that such changes do not

<PAGE 6>

cause the Product delivered to COPLEY to cease to be the equivalent of the Trental(R) then sold by HMRI. All Product will conform to, and the Products manufactured by HMRI will be manufactured in conformity with, the regulations of the Federal Food and Drug Administration and any comparable state agency applicable thereto. None of the Product contained in any shipment made hereunder to COPLEY will, at the time of delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (the "Act"), and those applicable state laws substantially similar to the Act, as such Act and laws exist at the time of delivery. None of the Products will be an article that may not, under the provisions of the Act, be introduced into interstate commerce. The Products shall conform with any specifications and quality assurance requirements mutually agreed to in writing by the parties and, in any event, shall not contain any poisonous or deleterious material. No Product shall infringe the patent, trade secret or other proprietary right of any third party. THIS WARRANTY IS THE ONLY WARRANTY, EXPRESS OR IMPLIED, MADE BY HMRI AS TO THE PRODUCT, AND ALL OTHER WARRANTIES, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED. Except as otherwise provided in this Agreement, the exclusive remedy for breach of warranty shall be prompt replacement of the nonconforming Product at HMRI's expense with a like amount of the Product conforming to the above-stated warranty. For purposes hereof, replacement may include reprocessing of the Product if done in a period of time commercially reasonable to COPLEY. In no event shall HMRI be liable to COPLEY for any alteration, change, improper packaging or other improper treatment of the Product by COPLEY other than in accordance with HMRI's instructions; nor shall HMRI be liable to COPLEY for any damage arising solely from COPLEY's marketing, advertising, distribution or sale of the Product that conforms to the warranty set forth above.

7.  COPLEY'S OBLIGATIONS

    COPLEY shall not alter the Product and shall not recommend or knowingly sell the Product for any uses except as described in the FDA approved Product labeling.

8.  INDEMNITY

   8.1 Indemnification by HMRI. HMRI shall defend, indemnify and hold harmless COPLEY and its affiliates (and each of their employees, officers, directors and stockholders) from and against any and all claims, liabilities, assessed damages, costs and expenses (including, without limitation, costs and expenses of investigation and settlement, court costs and attorneys' fees and expenses regardless of outcome, but excluding any indirect, incidental or consequential damages or losses and lost profits) arising out of any claim of defect in materials or workmanship of the Product, failure of the Product to conform to the express warranty set forth in Section 6 hereinabove or alleged or actual personal injury, illness, death or other harm, except to the extent such claim arises out of COPLEY's breach of this Agreement, negligence or misconduct.


<PAGE 7>

   8.2 Indemnification by COPLEY. COPLEY shall defend, indemnify and hold harmless HMRI and its affiliates (and each of their employees, officers, directors and stockholders) from and against any and all claims, liabilities, assessed damages, costs and expenses (including, without limitation, costs and expenses of investigation and settlement, court costs and attorneys' fees and expenses regardless of outcome, but excluding any indirect, incidental or consequential damages or losses and lost profits) to the extent caused by COPLEY's packaging, marketing, advertising, distribution or sale of Product that conforms to the express warranty set forth in Section 6 hereinabove or caused by alterations to the Product made by COPLEY after delivery by HMRI other than in accordance with the written directions of HMRI, except to the extent such claim arises out of HMRI's breach of this Agreement, negligence or misconduct.

   8.3 Indemnification Procedures. The parties shall cooperate and give each other prompt notice of claims as to which indemnification may be claimed hereunder. The indemnifying party may, at its option, control the defense of claims for which indemnification may be sought. The indemnifying party shall not be required to indemnify the indemnified party for any claim settled without the indemnifying party's written consent.

9.  ORDERS

   9.1 Placement of Orders. All orders placed by COPLEY with HMRI hereunder shall be sent to the following address, unless otherwise notified in writing:

Hoechst Marion Roussel, Inc.
2110 East Galbraith Road
P.O. Box 156300
Cincinnati, OH  45215-6300
Attn:  Ronald R. Schallick
Telephone:  (513) 948-7197
Telecopy:  (513) 948-4547

   9.2 Shipment. HMRI shall make every reasonable effort to fill COPLEY's accepted orders in accordance with COPLEY's requested delivery dates. All shipments of the Product to COPLEY shall be accompanied by a certificate of analysis for each batch in said shipment, certifying that each batch was made in accordance with current Good Manufacturing Practices and the NDA and listing test results. Deliveries to COPLEY shall be FOB, HMRI Bridgewater, New Jersey or such other U.S. location to which HMRI may move production of the Product. COPLEY shall pay all shipping costs, including insurance.

   9.3 Risk of Loss. Risk of loss shall pass to COPLEY upon shipment by HMRI.

   9.4 Claims. COPLEY shall cause a commercially reasonable visual inspection of all shipments of the Product promptly after arrival if shipped directly to COPLEY, and shall give prompt oral notice of potential nonconforming goods, and within thirty (30) days after arrival of any such

<PAGE 8>

shipment, give written notice to HMRI of any claim that any Product included in shipment may not conform to any applicable specifications or warranty. If shipment of the Product is to a destination other than COPLEY, any claims of non-conformity under this Section 9.4 must be made by COPLEY within ninety
(90) days of actual delivery of the Product to such destination. HMRI shall promptly replace such nonconforming Product with conforming Product at no additional cost to COPLEY. COPLEY's failure to detect and/or give notice of any defect not readily identifiable upon commercially reasonable visual inspection shall not vitiate HMRI's obligations under the warranty and indemnification provisions of this Agreement.

10.  FORCE MAJEURE

   Neither party shall be responsible or liable, in any way, for any default in performance of this Agreement arising, directly or indirectly, from any cause beyond such party's control, including, without limiting the generality of this provision, fire, flood, tornado, cyclone, war, enemy action, embargo, strike, lockout, labor trouble, transportation difficulties, governmental order, proclamation or regulation, inability to obtain raw materials, fuel, power, packaging or other supplies, accident, explosion, riot, insurrection or expropriation of the plants by governmental authority, or failure to make delivery of the Product if the same shall be prevented or delayed by state or other governmental authority or as a result of requisitioning for allocation to others by any governmental authority.

11.  TERM, TERMINATION AND BREACH

   11.1 Term. The Term of this Agreement shall commence on the date first written above (the "Effective Date") and shall be in full force and effect until five (5) years from the Effective Date (such period being the "Initial Term") unless earlier terminated pursuant to Section 11.3 or 11.4 (Termination). This Agreement shall renew for subsequent five (5) year periods following expiration of the Initial Term (each an "Additional Term"), under the same terms and conditions as the Initial Term, unless terminated by written notice by either party not later than three (3) years prior to the termination of any Initial Term or Additional Term hereunder.

    The period of time between the commencement and the termination of this Agreement at the end of the Initial Term or the last Additional Term, if any, is referred to herein as the "Term."

   11.2 Renegotiation. If either party gives notice of termination pursuant to Section 11.1 or if HMRI gives notice of termination pursuant to Section 11.3(ii) or Section 11.4, the parties shall, for a period of three months following such notice, negotiate in good faith the terms and conditions under which the Agreement could be renewed or continued, as the case may be.


         (i) In the event that HMRI provides notice to terminate pursuant to this Section 11.1 or Section 11.4 and such renewal or continuation negotiations are unsuccessful, this Agreement shall be terminated as of the end of such three month negotiation period. At COPLEY's written request, HMRI shall provide COPLEY or its designee with such technical assistance services

<PAGE 9>

reasonably necessary to enable COPLEY to manufacture or have manufactured its own product versions of the Products pursuant to Abbreviated New Drug Applications of COPLEY (the "COPLEY Products") in the Territory; provided, however, that COPLEY shall have no right to (a) require HMRI to transfer to COPLEY or any third party any right whatsoever with respect to the NDA or the Proprietary Rights, (b) require HMRI to provide technical assistance services to any third party, or (c) transfer to any third party technical assistance services learned under this Agreement. In consideration of these technical assistance services, HMRI shall receive a royalty of 20% of the COPLEY Net Profit Margin (as defined in Section 1.7 herein) with respect to sales by COPLEY of any COPLEY Product for a period of ten (10) years from the date of first commercial sale of such COPLEY Product.

         (ii) In the event that COPLEY provides notice to terminate pursuant to this Section 11.1 and renewal negotiations are unsuccessful, HMRI shall have no obligation to provide COPLEY with any technical assistance services pursuant to this Agreement.

   11.3  Termination.

         (I) Either party shall have the right to terminate this Agreement at any time by giving due notice to terminate this Agreement in any of the following events:

             (a) Insolvency or bankruptcy of the other party or the inability or failure of the other party to perform any financial obligations as the same become due;

             (b) Failure of the other party to make required payment under this Agreement where such failure continues after ten (10) days' notice from the other party;

             (c) Demonstrable inability of the other party to perform its material obligations under this Agreement; and/or

             (d) The enactment of any law, order or regulation by a governmental unit that would impair or restrict the right of or the ability of either party to terminate or elect not to renew this Agreement or which would render it impracticable or impossible for the other party to perform its obligations hereunder.

         (ii) Either party shall have the right to terminate this Agreement at any time upon six months' prior written notice if the COPLEY Net Profit Margin as defined in Section 1.7 has been negative for six consecutive months.


<PAGE 10>

   11.4 HMRI Termination. This Agreement may be terminated at any time by HMRI upon written notice to COPLEY that the bulk active ingredient cost component of material costs under Section 1.5 herein is less than HMRI's actual cost per U.S. GAAP net of any intercompany profits.

   11.5 Breach or Misrepresentation. In the event of any material breach of this Agreement or any material misrepresentation of any representation or warranty contained herein by either party, the other party shall give the breaching party written notice thereof. The breaching party shall have thirty
(30) days after receipt of written notice to cure said breach. If cure is not effected within the thirty (30) day period, the nonbreaching party shall have the right to terminate this Agreement.

12.  NOTICES

    Except for COPLEY's Product orders which shall be sent to the address specified in Section 9 hereof, all notices which COPLEY gives HMRI shall be sent prepaid, either by first class mail, return receipt requested, express courier, telecopy, cable, or telex, addressed to HMRI as follows, unless otherwise notified in writing:

Hoechst Marion Roussel, Inc.
10236 Marion Park Drive
P.O. Box 9627
Kansas City, MO  64134-0627
Attn:  North America General Counsel
Telecopy:  (816) 966-3805

    All notices which HMRI gives to COPLEY shall be sent in the same manner, addressed to COPLEY as follows, unless otherwise notified in writing:

Copley Pharmaceutical, Inc.
Canton Commerce Center
25 John Road
Canton, MA  02021
Attn:  President or Chief Financial Officer
Telecopy:  (617) 575-1856

    Any notice sent by mail shall be deemed given seventy-two (72) hours after the deposits thereof. Any notice sent by express courier, telecopy, cable or telex shall be deemed given when actually received.


<PAGE 11>

13.  ASSIGNABILITY

    Neither party shall be entitled to assign its rights and obligations under this Agreement without the other party's prior written consent; provided, however, that (i) HMRI may assign its rights and obligations under this Agreement to any member of the Hoechst group companies engaged in the manufacture or sale of pharmaceutical products without the prior written consent of COPLEY or its assignee, and (ii) in the event of a sale of all or substantially all of the assets of COPLEY, COPLEY may assign its rights under this Agreement to the purchaser of such assets, provided such purchaser expressly assumes all of COPLEY's obligations under this Agreement, without the prior written consent of HMRI or its assignee.

14.  DISPUTE RESOLUTION

    Disputes between the parties will be settled by arbitration conducted under rules established by the American Arbitration Association. The venue of such arbitration proceeding shall be in the state in which the party complained against resides.

15.  SEVERING CLAUSE

    If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and the Agreement shall be construed as if such portion had not been included herein.

16.  ENTIRE AGREEMENT

    This Agreement contains the sole and entire understanding of the parties related to its subject matter and supersedes all prior or contemporaneous oral or written agreements concerning the subject matter.

17.  MODIFICATION

    This Agreement cannot be changed orally and no modification of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by HMRI and COPLEY, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the party to be charged therewith.

18.  WAIVER

    The failure of either party to enforce, at any time, or for any period of time, the provisions hereof or the failure of either party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that party's right to enforce such provisions or exercise such option. No waiver of any provision hereof shall be deemed a waiver of any succeeding breach of the same or any other provisions of this Agreement.


<PAGE 12>

19.  APPLICABLE LAW

    This Agreement shall be deemed to have been entered into within and shall be governed, construed and enforced in accordance with the laws of the State of Delaware, regardless of the choice of law principles of that or any other jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective duly authorized officers on the dates and at the place indicated below:

COPLEY PHARMACEUTICAL, INC.                HOECHST MARION ROUSSEL, INC.


By:  /s/  Gene M. Bauer                    By:  /s/ Edward H. Stratemeier
     --------------------------------           ----------------------------

Title: Executive Vice President and       Title: Vice President and
         Secretary                                 General Counsel
       ------------------------------           ----------------------------










<PAGE 13>


                              SCHEDULE 1.1

                            MINIMUM QUANTITY


Strength                      Package Size            Minimum Quantity
--------                     -------------            ----------------

400 mg                          100 BTLS                   20,000
                                500 BTLS                    4,000
                              5,000 BTLS                      400










<PAGE 14>


                                 EXHIBIT A

                                   to

                          Pentoxifylline Agreement
                                 Between
                        Hoechst Marion Roussel, Inc.
                                  and
                        Copley Pharmaceutical, Inc.




                           1997 COST OF GOODS


During 1997, COPLEY's cost of goods for the Products from HMRI FOB Bridgewater, New Jersey (or such other U.S. location to which HMRI may move production of the Product) shall be based upon a bulk pentoxifylline delivered cost to HMRI of $[*] per kilo and shall be as follows:


                                         400 mg
                                        --------

                         100's              500's           5,000's
                         -----              -----           -------

                         $[*]               $[*]             $[*]






[*] Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.













<PAGE 15>



                               EXHIBIT B

                                   to

                          Amended and Restated
                        Pentoxifylline Agreement
                                Between
                       Hoechst Marion Roussel, Inc.
                                 and
                       Copley Pharmaceutical, Inc.




              CALCULATION OF HMRI REVENUE SHARE (Section 1.7)



COPLEY Gross Sales                                          $XXX

Less Actual:

					Chargebacks       $XXX
					Rebates           $XXX
					Price Adjustments $XXX
					Cash Discounts    $XXX

Net Sales                                            $XXX

Less Cost of Goods*                                         $XXX
                                                            ----

Net Profit Margin                                           $XXX

HMRI Net Profit Margin Share Percentage                     x [*]
                                                            ----

HMRI Net Profit Margin Share                                $XXX
                                                            ====



* Cost of Goods calculated on a fully allocated basis according to generally accepted accounting principles (as set forth in Section 1.5).



[*] Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.